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                                                                EXHIBIT 10.18
                               EMPLOYEE AGREEMENT

This Agreement effective 9th September 1996, between Xybernaut Corporation, a Delaware corporation located at 12701 Fair Lakes Circle, Suite 550, Fairfax, VA 22033 ("Company"), and Will Stackhouse, an individual residing at 1123 Stanford Avenue, Redondo Beach, CA 90278-4039 ("Employee").

     WITNESSETH;

     WHEREAS Company and Employee desire to effect an employment arrangement under the terms and conditions contained in this Agreement;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Employee agree as follows:

1.   EMPLOYMENT.
     Company agrees to employ Employee as Vice President, Strategic Planning and Technology. Said employment shall start on September 9, 1996.

2.   TERM.
     2.1 The term of this Agreement shall be for a period of three (3) years commencing on the date of the execution of this Agreement unless terminated earlier in accordance with some other provision of this Agreement.
     2.2 After the initial three year period, this Agreement shall terminate unless mutually agreed upon to continue from year to year by the parties hereto or a new agreement is entered into by both parties.
     2.3 This Agreement may be terminated by either party upon sixty (60) days written notice to the other party.

3.   BASIC COMPENSATION.
     3.1 Except as described above, Company will pay to Employee for services rendered hereunder, a basic gross salary of $12,500 per month, payable monthly or more frequently in accordance with Company policy. Increase in base salary shall be negotiated each year but shall at least equal the national CPI.
     3.2 Company acknowledges and agrees to pay Employee his full basic salary during the term of this Agreement, so long as he is willing and able to perform his duties and obligations and has not defaulted under the terms of this or any other Agreement he signs with the Company.
     3.3 Company agrees that should the financial and business conditions of the company allow it, Employee shall be entitled to annual performance bonuses of up to 40% (the company target) of his base salary contingent on his individual contributions to the company.
     3.4 Company agrees that should the financial and business conditions of the company allow it, Employee has the potential to receive additional bonuses on a quarterly basis for exceptional achievement (e.g. Principal or key member of team negotiating outstanding contracts, strategic partnerships, mergers, acquisitions, and major funding, etc.)

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     3.5  As additional consideration, upon execution of this Agreement,
     Employee will be granted the option to purchase 10,000 vested shares of the Company's common stock at a strike price equal to the closing price per share of Company stock as of the date this Agreement is executed. Such option will expire ten (10) years after the date of grant.

4.   EQUITY POSITION.
     4.1 Company acknowledges and agrees to grant Employee options to purchase 90,000 shares of its stock said options to be at a strike price equal to the closing price per share of Company stock as of the date this Agreement is executed, to vest monthly in equal shares over a five year (60 month) period; and subject to the same restrictions, if any, required of Company senior management. Such restrictions include the execution of a lockup agreement as was required of all stock holders by the underwriter for the Company's initial public offering and may include the placing of a portion of these shares into an escrow account established for officers, directors, and senior management pursuant to the initial public offering. Should Employee depart, with the company's agreement, prior to said three years, but with satisfactory performance, then all remaining unvested shares shall vest in accordance with the five year schedule, or sooner, at the option of Company.
     4.2 Company shall propose Employee for a seat on its Advisory Board and shall consider Employee for a position on its Board of Directors at a later time.

5.   DUTIES AND RESPONSIBILITIES OF EMPLOYEE.
     Employee shall devote substantially all his business time and attention to the practice of his profession for Company. Employee shall be Vice President of Strategic Planning and Technology. The expenditure of reasonable time for teaching, personal or outside business, charitable and professional activities shall not constitute a breach of this Agreement if such activities do not materially interfere with Employee's duties, responsibilities and obligations, as solely determined by Company. Employee specifically agrees to place his duties to Company above all other activities and will abandon or curtail outside activities if so directed by Company, if in Company's opinion these exists a conflict or other reasonable grounds for abandoning or curtailing such activities.

6.   AUTHORITY AND POWERS OF COMPANY.
     Company shall have the power to direct, control and supervise Employee's duties including the manner of, and time for, performing such duties.

7.   ALLOWANCES AND COMPANY-PROVIDED SERVICES.
     7.1 Company agrees to provide Employee with either an initial office set-up allowance or a West Coast office suite of equipment to include: a portable computer, telephone, facsimile machine, e-mail, pertinent software, supplies, and other functional necessities to conduct business for Company while on the West Coast.
     7.2 Company agrees to provide Employee with an auto allowance, not to exceed $1,000 per month in accordance with Company policy, to include lease/purchase payment, insurance, maintenance, etc.

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8.   RELOCATION.
     Should relocation to Virginia or elsewhere be necessary, Company agrees to pay Employee, in accordance with company policy, all customary and usual moving expenses, to be approved in advance, including, but not limited to: moving, temporary housing, and reasonable loan and brokerage costs. Said allowance shall not exceed $50,000.

9.   HEALTH AND INSURANCE PLANS: FRINGE BENEFITS.
     Employee shall be provided coverage in Company's current medical, dental, and disability programs, as well as any corporate plans or agreements regarding life insurance, retirement, 401-K plans, matching savings plans, employee stock option plans, and other related fringe benefits in accordance with the company policy for each.

10.  VACATION AND OTHER TIME OFF.
     Employee will be entitled to a paid annual vacation of four weeks, in addition to sick leave and holidays, in accordance with general corporate policy.

11.  SEVERANCE.
     Employee will be entitled to severance pay after twelve months of employment with the company. In the event of severance after twelve months of employment, Employee shall be entitled to receive severance pay equal to four months of his full basic salary for each full year, or prorated portion thereof, of employment with the company. Said payment will be due sixty (60) days after the severance date.

12.  CHANGE IN CONTROL.
     A "change in control" of Company for purposes of this Agreement shall mean someone other than EDWARD NEWMAN serving as Company's Chairman of the Board of Directors, President or Chief Executive Officer. However, in the event of a change of control, Employee, in his sole discretion, shall have the right to terminate this Agreement and shall be entitled to severance pay equal to the greater of the amount of compensation received by Employee during the previous two (2) calendar years of the term of this Agreement, or two (2) times the amount of compensation due to Employee at the end of the then current fiscal year. All unvested stock options held by Employee at the time of such change in control shall vest immediately.

13.  MISCELLANEOUS.
     13.1 Employee agrees to sign and be bound by Company's Confidentiality Agreement.
     13.2 This Agreement may be altered, amended, or changed only through mutual written agreement of the parties involved.
     13.3 This Agreement constitutes the entire understanding between the parties with respect to the employment of Employee by Company.
     13.4 This Agreement may be modified only with the written consent of both parties.

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14.  RIGHTS AND OBLIGATIONS.

     The rights and obligations under this Agreement shall in all respects be governed by the laws of the Commonwealth of Virginia and the venue in any legal action shall exist exclusively in the appropriate courts of Fairfax County, Commonwealth of Virginia.

     IN WITNESS WHEREOF the Parties hereto set their hands;

     COMPANY

     By:   /s/ EDWARD G. NEWMAN
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     Edward G. Newman
     President & CEO

     Date        Sept. 9th 1996
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     By:   /s/ STEVEN A. NEWMAN
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     Steven A. Newman
     Director

     Date        Sept. 9th 1996
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     EMPLOYEE

     By:    /s/ WILL STACKHOUSE
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     Will Stackhouse

     Date      10 September 1996
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